Press Release
FOR IMMEDIATE RELEASE

Contact: Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7255

                                                                                    BRIDGE BANCORP, INC.
Declines the Opportunity to Participate in the U.S. Treasury’s Capital Purchase Program

(Bridgehampton, NY – January 28, 2009) Bridge Bancorp, Inc. (NASDAQ®: BDGE), the parent company of The Bridgehampton National Bank, today announced that it has decided not to participate in the U.S. Department of Treasury (“Treasury”) Capital Purchase Program (“CPP”).  Bridge Bancorp received preliminary approval from the Treasury on January 7, 2009 for a $15 million capital investment.

“We are pleased to have received the Treasury’s approval.  However, after careful consideration of all relevant factors, management and the board determined that participation in the Treasury’s Capital Purchase Program was not in the best interest of our shareholders,” commented Kevin M. O’Connor, President and Chief Executive Officer of Bridge Bancorp Inc.

Mr. O’Connor added, “Without accepting the CPP funds the Company remains above the well-capitalized regulatory guidelines and at December 31, 2008, our leverage ratio was 6.9%, the Tier 1 risk based ratio was 10.3% and the Total Risk Based Capital ratio was 11.1%.”

In a separate press release issued on January 26, 2009, Bridge Bancorp Inc., reported its fourth quarter and year end 2008 financial results.  During 2008, the Company earned $8.8 million and as of year end had over $800 million in assets and $56 million in capital.

About Bridge Bancorp, Inc.
Bridge Bancorp, Inc. is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank.  Established in 1910, the Bank, with assets of approximately $800 million, and a primary market area of the North and South Forks of Eastern Long Island, extending westward into Riverhead Town, operates 14 retail branch locations. In 2009, the Bank plans to open two new branches in Shirley and Deer Park, New York. Through this network and electronic delivery channels, it provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects, “ “believes,”  “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan in investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines, changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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